Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Panhandle Eastern Pipe Line Company, LP of our report dated February 26, 2009 relating to the consolidated financial statements of Panhandle Eastern Pipe Line Company, LP, which appears in Panhandle Eastern Pipe Line Company LP’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 5, 2009

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